Exhibit 10.1

AGREEMENT FOR TERMINATION

OF BUSINESS COOPERATION AGREEMENT

This AGREEMENT FOR TERMINATION OF BUSINESS COOPERATION AGREEMENT (“Termination Agreement”) is made on the 20th day of October 2022, to be retroactively effective August 06, 2018, (the “Effective Date”), by and among Philux Global Group Inc. (f/k/a PHI Group, Inc., “PHI”), a Wyoming corporation, with principal business address at 2323 Main Street, Irvine, CA 92614, USA, hereinafter referred to as “PGG”, Vinafilms JSC (Công ty Cổ phần Màng Bao Bì Tân Vinh Nam Phát), a Vietnamese joint stock company, with principal business address at Lot G9, Road No. 9, Tan Do Industrial Zone, Duc Hoa Ha Village, Duc Hoa District, Long An Province, Vietnam, hereinafter referred to as “VNF” and its majority shareholder Ms. Do Thi Nghieu, hereinafter referred to as “DTN”.

WITNESSETH:

WHEREAS, on August 06, 2018, PGG signed a Business Cooperation Agreement with Vinafilms JSC (Công ty Cổ phần Màng Bao Bì Tân Vinh Nam Phát), a Vietnamese joint stock company, with principal business address at Lot G9, Road No. 9, Tan Do Industrial Zone, Duc Hoa Ha Village, Duc Hoa District, Long An Province, Vietnam, (VNF) and Ms. Do Thi Nghiem, its majority shareholder (DTN), to exchange fifty-one percent ownership in VNF for Preferred Stock of PHI. According to the Agreement, PHI would be responsible for filing a S-1 Registration Statement with the Securities and Exchange Commission for American Pacific Plastics, Inc., a subsidiary of PHI that holds the 51% equity ownership in VNF, to become a fully-reporting public company in the U.S. Stock Market;

WHEREAS, on September 20, 2018, a Stock Swap Agreement was signed by and between DTN, the majority shareholder holding 76% of ownership in VNF, and PHI to exchange 3,060,000 shares of ordinary stock of VNF owned by DTN for 50 million shares of Class A Series III Cumulative, Convertible, Redeemable Preferred Stock of PHI. Though this transaction was technically closed on September 28, 2018, PGG has never recognized the operations of Vinafilms JSC in its consolidated financial statements due to the Covid-19 pandemic and other external and internal factors that have prevented the Parties herein from completing a GAAP audit of Vinafilms JSC financial statements by a PCAOB-registered auditing firm;

WHEREAS, due to the resultant impact of the Covid-19 pandemic and particular microeconomic conditions which make it infeasible for the Parties herein to continue the originally-planned Business Cooperation Agreement, it deems to be in the best interests of PGG, VNF and DTN to terminate the referenced Business Cooperation Agreement in its entirety;

NOW THEREFORE, the Parties hereto agree as follows:

1. Agreement for Termination of Business Cooperation Agreement dated August 06, 2018 by and among PHI Group, Inc. (n/k/a Philux Global Group Inc.), Vinafilms JSC and Ms. Do Thi Nghieu:

PHI Group, Inc. (n/k/a Philux Global Group Inc.), Vinafilms JSC and Ms. Do Thi Nghieu hereby agree to terminate said Business Cooperation Agreement in its entirety. Notwithstanding certain provisions contained therein, said Business Cooperation Agreement and its terms and conditions are null and void retroactively effective August 06, 2018.

AGREEMENT FOR TERMINATION OF BUSINESS COOPERATION AGREEMENT VINAFILMS JSC – PHI GROUP INC	1

2. Reimbursement of auditing expenses: PHI agrees to reimburse VNF for all such reasonable auditing expenses incurred or paid for by VNF in connection with the financial audits carried out by DylanFloyd and M.S. Madhava Rao auditing firms with respect to said Business Cooperation Agreement.

3. Alternative Options: The parties herein agree to study various alternative options for potential future cooperation, including restructuring or outright purchase in entirety of VNF, as the case may be, following the Termination of said Business Cooperation Agreement.

4. Indemnification: Each of the Parties hereto agrees to indemnify and hold harmless the other Party and their respective officers, directors, employees, equity owners, agents, independent contractors, heirs, administrators, executors, successors, assigns, representatives, affiliates and/or otherwise related persons and entities, and their respective officers, directors, employees, equity owners, agents, independent contractors, heirs, administrators, executors, successors, assigns, and representatives, respectively from and against any and all claims, demands, damages, including but not limited to their reasonable attorneys’ fees and costs, arising from or relating to any breach of this Termination Agreement and/or its terms and conditions by a breaching Party.

5. Governing Law and Forum: This Termination Agreement and the entire relationship among the Parties will be governed by and construed under the laws of the State of California. Any dispute arising under, out of or in connection with this Termination Agreement, including any question regarding its existence, validity or termination, shall be referred to and be finally resolved by binding arbitration in Los Angeles, California before a single arbitrator. The American Arbitration Association Rules published and current at the date of the referral of any dispute to arbitration pursuant to this clause shall control the selection of the arbitrator and the arbitration process. The rules and regulations of the American Arbitration Association shall be deemed to be valid and acceptable by reference into this clause, and no further agreement of the Parties shall be required to initiate such proceeding. The Party prevailing in such arbitration shall be entitled to recover, in additional to all other remedies or damages, reasonable attorneys’ fees and costs. The Parties acknowledge and agree that the arbitrator shall have the authority to enter orders and make awards of specific performance and/or injunctive relief.

6. Notices: Any notice of other communication required or permitted by this Termination Agreement must be in writing and will be deemed given when (i) delivered in person; (ii) submitted by facsimile with written confirmation of transmission or by email with receipt verification; (iii) delivered by overnight or two day courier, with receipt and date of delivery stated; or (iv) when mailed by U.S. First Class Mail addressed to:

AGREEMENT FOR TERMINATION OF BUSINESS COOPERATION AGREEMENT VINAFILMS JSC – PHI GROUP INC	2

(a) Philux Global Group Inc. (f/k/a PHI Group, Inc.):

PHI Group, Inc.

(n/k/a Philux Global Group Inc.)

2323 Main Street

Irvine, CA 92614, U.S.A.

Telephone: (714) 793-9227

Facsimile: (657) 204-2692

Email: info@philuxglobal.com

(b) Vinafilms JSC

Vinafilms Joint Stock Company

Lot G9, Road No. 9, Tan Do Industrial Zone

Duc Hoa Ha Village, Duc Hoa District

Long An Province, Vietnam

Telephone: +84966316831

Email: duongthai@my.com

(c) Majority Shareholder

Ms. Do Thi Nghieu

Vinafilms Joint Stock Company

Lot G9, Road No. 9, Tan Do Industrial Zone

Duc Hoa Ha Village, Duc Hoa District

Long An Province, Vietnam

Telephone: +84966316831

Email: duongthai@my.com

7. Amendments: This Termination Agreement may not be modified or amended except by written document signed by all the Parties.

8. Parties: This Termination Agreement is for the benefit of, and binds, all the Parties, their successors and permitted assigns.

9. Severability: The provisions of this Termination Agreement will be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision will be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Termination Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Termination Agreement will not in any way be affected or impaired but will remain binding in accordance with their terms.

AGREEMENT FOR TERMINATION OF BUSINESS COOPERATION AGREEMENT VINAFILMS JSC – PHI GROUP INC	3

IN WITNESS WHEREOF, the Parties hereto have agreed and executed this Agreement for Termination of Business Cooperation Agreement as of the day and year first above written.

DATED: October 20, 2022

PHILUX GLOBAL GROUP INC.
(f/k/a PHI GROUP, INC.)
A Wyoming Corporation

By:	/signed and sealed/ Henry D. Fahman
Henry D. Fahman, Chairman and Chief Executive Officer

VINAFILMS JSC
A Vietnamese Joint Stock Company

By:	/signed and sealed/ Do Thi Nghieu
Do Thi Nghieu, Chairwoman

MAJORITY SHAREHOLDER

By:	/s/ Do Thi Nghieu
Do Thi Nghieu, an individual

AGREEMENT FOR TERMINATION OF BUSINESS COOPERATION AGREEMENT VINAFILMS JSC – PHI GROUP INC	4